               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K/A

                              Amendment No. 1 to

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 1, 2001

                     CORNERSTONE REALTY INCOME TRUST, INC.
            (Exact name of registrant as specified in its charter)

     Virginia                      001-12875                54-1589139
(State or other jurisdiction      (Commission             (I.R.S. Employer
 of incorporation)                 File Number)         Identification Number)

306 East Main Street, Richmond, VA                             23219
(Address of principal executive offices)                     (Zip Code)

                                (804) 643-1761
             (Registrant's telephone number, including area code)

The Company hereby amends Item 2 and Item 7 of its
Current Report on Form 8-K dated October 16, 2001 as follows:

The heading in Table 1. Summary under the section entitled "Poplar Place Apartments" of Item: 2 stating "Average Monthly Effective Rental Per Sq. Foot in 2001(1)" has been changed to read "Average Annual Effective Rental Per Sq. Foot in 2001(1)". The heading in Table 1. Summary under the section entitled "Summary of Acquisition of Seven Properties in North Carolina" of Item 2 stating "Average Monthly Effective Rental Per Sq. Foot in 2001(1)" has been changed to read "Average Annual Effective Rental Per Sq. Foot in 2001(1)". In addition, there have been certain other language changes in Item 2 under the heading "Summary of Acquisition of Seven Properties in North Carolina" which do not affect the substance of the disclosure.

Summary of Property Acquisition of Poplar Place Apartments and Enclave at Poplar Place Apartments

On September 7, 2001, the Company purchased Poplar Place Apartments and Enclave at Poplar Place Apartments from Poplar & Enclave Housing Associates, L.P., a Georgia limited partnership, for a total of $34.7 million in cash. Both properties are located adjacent to each other in Kennesaw, Georgia, which is 20 miles northwest of downtown Atlanta. Together, Poplar Place Apartments and Enclave at Poplar Place Apartments contain a total of 524 units. A more detailed property description is as follows:

                            Poplar Place Apartments

     Poplar Place Apartments is a garden-style community containing 324 units. The community has 18 two- and three-story buildings on nearly 27 acres. Built in 1989, the average unit size is 925 square feet. The community includes one-, two-, and three-bedroom floor plans and the units include fully equipped kitchens, wall-to-wall carpeting, walk-in closets, individual HVAC controls, washer/dryer connections, and fireplaces in select units. The community's amenities include a spacious clubhouse and fitness center, outdoor swimming pool, lighted tennis courts, sports courts and a children's playground.

     Enclave at Poplar Place Apartments is a garden-style community with 200 units. It was build in 1995 and has 11 two- and three-story buildings on approximately 19 acres. The average size per unit is 1,154 square feet. The one-, two- and three-bedroom units include fully equipped kitchens, wall-to-wall carpeting, walk-in closets, individual HVAC controls, washer/dryer connections, and fireplaces in select units. The community's amenities include a spacious clubhouse and fitness center, outdoor swimming pool and lighted tennis courts.

The properties are located in developed areas in competitive markets. The Company believes the properties are well-positioned to compete in these markets based on their location, amenities, and rate structure. In the opinion of the Company's management, all of the properties are adequately covered by insurance. Further information about the properties is presented below.

                               TABLE 1. Summary

                                                                   Average
                                                Number             Annual
Property                         State            of           Effective Rental
                                              Apartments         Per Sq. Foot
                                                                  in 2001 (1)
--------------------------------------------------------------------------------
Poplar Place Apartments .....  Georgia        324              $8.289605
Enclave at Poplar Place        Georgia        200              $8.622588
Apartments ..................
                                  Total       524

Notes for Table 1:
(1) Amounts are based on operations from January 1, 2001 through July 31, 2001. Rates for the entire year will not necessarily be comparable

                    TABLE 2. Tax and Improvement Information

               Real Prop.     Assessed     Real         Expected       Expected
                  Tax         Value of   Property      Improvement    Prop. Tax on
Property        Rate (1)        Real       Tax           Cost (2)      Improv. (3)
                                Prop.
----------------------------------------------------------------------------------
Poplar Place      2.914      $12000000   $349,680          N/A           N/A
Apartments and
Enclave at Poplar
Place Apartments
(one parcel)

 ...................

Notes for Table 2:
(1) Property tax rate for each property is an aggregate figure for county, city and other local taxing authorities (as applicable). Information is for calendar year 2001, although properties with asterisks in the first column have estimated values based on 2000 taxes.
(2)  Expected improvement costs are based on operating budgets for 2002.
(3) Tax amount shown is based on a portion of the indicated improvement. The percentage needed to determine the taxable portion varies by state and locality.


                         TABLE 3. Operating Information

                                     Occupancy Rates (%)(1)

Property                      1997    1998    1999    2000    2001
--------------------------------------------------------------------------------
Poplar Place                   N/A     N/A     N/A     N/A     91%
Apartments ................
Enclave at Poplar Place        N/A     N/A     N/A     N/A     89%
Apartments ................

Notes for Table 3:

(1) Percentage for 2001 is based on occupancy on August 27,2001. Occupancy rates for the entire year will not necessarily be comparable.

ITEM 2. Acquisition or Disposition of Assets

Summary of Acquisition of Seven Properties in North Carolina

     On October 1, 2001, the Company and its wholly-owned limited partnership, Cornerstone NC Operating Limited Partnership, entered into three Membership Interest Contribution Agreements with State Street, LLC and one Membership Interest Contribution Agreement with State Street I, LLC. Under the terms of the agreements, which are substantially similar in form, Cornerstone NC Operating Limited Partnership exchanged a total of 1,262,680 preferred operating partnership units and 1,431,590 non-preferred operating partnership units in the limited partnership for all of the outstanding interests in seven North Carolina limited liability companies owned by State Street, LLC and State Street I, LLC. Each of the seven limited liability companies owned one apartment community. Thus, through the transactions, the Company effectively acquired seven apartment communities. As discussed below, five of the communities are completed and are operating, while two are under construction. Neither the Company nor its affiliates are affiliated with State Street, LLC or State Street I, LLC.

     The total consideration for the transaction is $126.2 million, consisting of a cash payment in the amount of $400,000, the assumption of $93.6 million in secured financing and the issuance of $32.2 million in the form of 1,262,680 preferred and 1,431,590 non-preferred operating partnership units in Cornerstone NC Operating Limited Partnership. The non-preferred operating partnership units shall convert into preferred operating partnership units on a one-for-one basis after the closing of the transaction, subject to certain conditions. The closing for all of the properties occurred October 1, 2001. The preferred operating partnership units shall be exchangeable for either cash or shares of Cornerstone common shares on a one-for-one basis, at the Company's option on or after October 1, 2002.

     The debt assumption includes $46.4 million in fixed-rate (6.75%) financing secured by three of the five constructed properties and maturing in 2011, $15.2 million in variable-rate financing (LIBOR plus 120 basis points) secured by one property and $16 million in variable-rate financing (LIBOR plus 150 basis points) secured by one property. Upon completion of the development properties, the company will also be responsible for $16 million in variable-rate financing (LIBOR plus 135 basis points) secured by those properties.

     The transaction consists of the acquisition of 1,398 units in five existing communities and 288 units in two communities which are currently under construction. All of the properties are in North Carolina. Two existing properties are located in the city of Charlotte, one is in Raleigh, one is in Greensboro and one is in Wilmington. The remaining two properties that are under construction are located in Raleigh and Wilmington. The properties are described as follows:

                   Autumn Park Apartments --- Greensboro, N.C.

     Autumn Park Apartments was recently constructed and is a garden-style community consisting of 13 three-story buildings with 264 units on 22 acres. The average unit size is 983 square feet. The community is located northwest of downtown Greensboro in an affluent section of that city. The community contains one-, two- and three-bedroom floor plans. Units include a spacious main living area, fully equipped kitchens, wall-to-wall carpeting, walk-in closets, patio or balcony, washer/dryer connections and fireplaces in select units. The property's amenities include a large lodge-style clubhouse, outdoor swimming pool with cabana and barbecue area, covered pavilion, putting green, 21-seat movie theater, billiards room, fitness center, business center, 1,500-square-foot children's play area, laundry facility, multi-sport court, and 36 detached garages for lease by residents.

                   Legacy Park Apartments --- Charlotte, N.C.

     Legacy Park Apartments is located north of downtown Charlotte near the intersection of W.T. Harris Boulevard and Mallard Creek Road. Legacy Park Apartments is a 288-unit, garden-style community completed in September of 2001. The community consists of 14 three-story buildings on 22 acres. The average unit size is 1,004 square feet. One-, two- and three-bedroom floor plans are available and units include a spacious main living area, fully equipped kitchens, wall-to-wall carpeting, walk-in closets, patio or balcony, washer/dryer connections and fireplaces in select units.

     The property's amenities include a large lodge-style clubhouse, outdoor swimming pool with cabana and barbecue area, covered pavilion, 27-seat movie theater, billiards room, fitness center, business center, 1,500-square-foot children's play area, laundry facility, multi-sport court, and 30 detached garages for resident lease.

                   Timber Crest Apartments --- Charlotte, N.C.

     Built in 2000, Timber Crest Apartments is a 14-building, garden-style community with 282 units on 17 acres. The average unit size in the three-story buildings is 983 square feet. The community is located southeast of downtown Charlotte on Monroe Road and is adjacent to

McAlpine Greenway Park. The property has one-, two- and three-bedroom floor plans, and units include fully equipped kitchens, wall-to-wall carpeting, walk-in closets, washer-dryer connections, and fireplaces in select units. Amenities in the community include a large clubhouse, outdoor swimming pool, pool cabana, fitness center, laundry facility, sauna and steam room, volleyball court, children's playground, barbecue area and nine-hole putting green.

                 Trinity Commons Apartments --- Raleigh, N.C.

     Trinity Commons Apartments is located five miles west of downtown Raleigh and within one mile of both I-40 and the I-440 beltway. The garden-style Trinity Commons Apartments contain 288 units in 14 three-story buildings on 17 acres. The average unit size is 962 square feet. The community, completed in 2000, features one-, two- and three-bedroom floor plans, and units include fully equipped kitchens, wall-to-wall carpeting, washer-dryer connections, patio or balcony, walk-in closets and fireplaces in select units. The property's amenities include spacious clubhouse, outdoor swimming pool with cabana, covered pavilion and barbecue area, lighted tennis courts, putting green, fitness center with separate activity room, laundry facility, sauna and steam room, and a children's playground. The second phase, currently under construction, will contain 174 units, a new clubhouse/leasing center and swimming pool. It is scheduled for completion in November of 2002.

                  St. Andrews Apartments --- Wilmington, N.C.

     Located four miles south of downtown Wilmington and three miles from the Atlantic Ocean, St. Andrews Place Apartments is a garden-style community consisting of 13 three-story buildings with 276 units on 20 acres of land. The community was built in 1998, and the average unit size is 900 square feet. One-, two- and three-bedroom floor plans are available and units include a spacious main living area, fully equipped kitchens, wall-to-wall carpeting, walk-in closets, patio or balcony, washer/dryer connections and fireplaces in select units. The property's amenities include a spacious clubhouse, outdoor swimming pool with cabana, covered pavilion and barbecue area, putting green, fitness center with separate activity room, laundry facility, sauna and steam room, and a children's playground. The second phase, currently under construction, will contain 114 units and a new cabana and pool, and is scheduled for completion in April of 2002.

     Both Trinity Commons II in Raleigh, North Carolina and St. Andrews Place II in Wilmington, North Carolina, are being constructed and specific information regarding the size of the rooms and the amenities is currently unavailable. However, these properties are expected to be comparable to the other currently existing properties.

     The properties are located in developed areas in competitive markets. The Company believes the properties are well-positioned to compete in these markets based on their location, amenities, and rate structure. In the opinion of the Company's management, all of the properties are adequately covered by insurance. Further information about the properties is presented below.

                               TABLE 1. Summary

                                                                               Average Annual
                                                               Number         Effective Rental
Property                                  State             Of Apartments       Per Sq. Foot
                                                                                in 2001 (1)
-------------------------------------------------------------------------------------------------
Trinity Commons Apartments..........      North Carolina   288              $9.5329
St. Andrews Place Apartments........      North Carolina   276              $8.6236
Timber Crest Apartments.............      North Carolina   282              $8.3503
St. Andrews Place II................      North Carolina   114              N/A
Trinity Commons II..................      North Carolina   174              N/A
Autumn Park Apartments..............      North Carolina   264              $9.6164
Legacy Park Apartments..............      North Carolina   288              $9.2652
                                                    Total  1,684

Notes for Table 1:
(2) Amounts are based on operations from January 1, 2001 through August 31, 2001. Rates for the entire year will not necessarily be comparable.

                    TABLE 2. Tax and Improvement Information

                                Real Prop.     Assessed        Real         Expected      Expected Prop.
                                    Tax        Value of      Property      Improvement        Tax on
Property                         Rate (1)     Real Prop.       Tax          Cost (2)        Improv. (3)
-------------------------------------------------------------------------------------------------------
Trinity Commons Apartments.....   0.949          16,237,020       155,071              N/A           N/A
St. Andrews Place Apartments...  1.1600          12,815,810       149,209              N/A           N/A
Timber Crest Apartments*.......  1.1970          15,040,100       190,464       15,744,350           N/A
St. Andrews Place II...........    N/A               N/A             N/A               N/A           N/A

Trinity Commons II.............   0.949           1,344,000     12,754.56              N/A           N/A

Autumn Park Apartments.........  1.2197             836,200        10,508              N/A           N/A
Legacy Park Apartments.........  1.1970           1,293,290      15589.95        1,773,040           N/A



Notes for Table 2:

(1) Property tax rate for each property is an aggregate figure for county, city and other local taxing authorities (as applicable). Information is for calendar year 2001, although properties with asterisks in the first column have estimated values based on 2000 taxes.
(2)  Expected improvement costs are based on operating budgets for 2002.
(3) Tax amount shown is based on a portion of the indicated improvement. The percentage needed to determine the taxable portion varies by state and locality.

                         TABLE 3. Operating Information

                                            Occupancy Rates (%) (1)

Property                            1997     1998     1999     2000      2001
------------------------------------------------------------------------------

Trinity Commons Apartments......     N/A      N/A      N/A      N/A       95%
St. Andrews Place Apartments....     N/A      N/A      N/A      N/A       95%
Timber Crest Apartments.........     N/A      N/A      N/A      N/A     87.2%
St. Andrews Place II............     N/A      N/A      N/A      N/A       N/A
Trinity Commons II..............     N/A      N/A      N/A      N/A       N/A
Autumn Park Apartments..........     N/A      N/A      N/A      N/A       95%
Legacy Park Apartments..........     N/A      N/A      N/A      N/A       61%

Notes for Table 3:

(1) Percentage for 2001 is based on occupancy at September 15, 2001. Occupancy rates for the entire year will not necessarily be comparable.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

Independent Auditor's Report

Statement of Income and Direct Operating Expenses for the twelve month period ended August 31, 2001

Notes to the Statement of Income and Direct Operating Expenses for the twelve month period ended August 31, 2001

Pro Forma Consolidated Balance Sheet (Unaudited) as of September 30, 2001

Pro Forma Condensed Consolidated Statements of Operations (unaudited) nine months ended September 30, 2001 and year ended December 31, 2000

Notes to Pro Forma Condensed Consolidated Statement of Operations (Unaudited) for the nine months ended September 30, 2001 and for the year ended December 31, 2000.

                         INDEPENDENT AUDITOR'S REPORT

The Board of Directors
Cornerstone Realty Income Trust, Inc.
Richmond, Virginia


         We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the State Street Acquisition Apartments, as defined in Note 1, for the twelve month period ended August 31, 2001. This statement is the responsibility of the management of State Street Acquisition Apartments. Our responsibility is to express an opinion on this statement based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

         The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Cornerstone Realty Income Trust, Inc.) and excludes material expenses, described in Note 1 to the statement, that would not be comparable to those resulting from the proposed future operations of the properties.

         In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of the State Street Acquisition Apartments, as defined in Note 1 for the twelve month period ended August 31, 2001, in conformity with accounting principles generally accepted in the United States.


                                              /s/ L.P. Martin & Company, P.C.

Richmond, Virginia
November 16, 2001

                       STATE STREET ACQUISITION APARTMENTS
                       -----------------------------------

        STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
        --------------------------------------------------------------
                  ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                  -------------------------------------------
                          OPERATIONS OF THE PROPERTIES
                          ----------------------------

                    TWELVE MONTH PERIOD ENDED AUGUST 31, 2001
                    -----------------------------------------


INCOME
------
   Rental and Other Income                                                $   8,437,553
                                                                          -------------
DIRECT OPERATING EXPENSES
-------------------------
   Administrative and Other                                                   1,159,335
   Insurance                                                                    116,250
   Repairs and Maintenance                                                    1,207,200
   Taxes, Property                                                              657,721
   Utilities                                                                    383,091
   Amortization, Loan Costs                                                      35,008
   Mortgage Interest                                                          3,626,582
                                                                          -------------


         TOTAL DIRECT OPERATING EXPENSES                                      7,185,187
                                                                          -------------
         Operating income exclusive of items not
         comparable to the proposed future operations
         of the properties                                                $   1,252,366
                                                                          =============

See accompanying notes to the financial statement.

                      STATE STREET ACQUISITION APARTMENTS
                      -----------------------------------

        NOTES TO THE STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES
        --------------------------------------------------------------
           EXCLUSIVE OF ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
           ---------------------------------------------------------
                         OPERATIONS OF THE PROPERTIES
                         ----------------------------

                   TWELVE MONTH PERIOD ENDED AUGUST 31, 2001
                   -----------------------------------------

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION
-----------------------------------------------

State Street, LLC and State Street I, LLC, North Carolina limited liability companies, constructed, own and operate the following apartment complexes:


Name                          Location                 # of Units        Opening Date                Owner
----                          --------                 ----------        ------------                -----
Legacy Park                  Charlotte, N.C.               288           April 2001                  State Street, LLC
Timber Crest                 Charlotte, N.C.               282           June 1999                   State Street I, LLC
Autumn Park                  Greensboro, N.C.              264           August 2000                 State Street, LLC
St. Andrews Place
   (Phase 1)                 Wilmington, N.C.              276           March 1998                  State Street I, LLC
Trinity Commons
   (Phase 1)                 Raleigh, N.C.                 288           June 1999                   State Street I, LLC
Trinity Commons
   (Phase II)                Raleigh, N.C.                 174           Under construction          State Street I, LLC
St. Andrews Place
   (Phase II)                Wilmington, N.C.              112           Under construction          State Street I, LLC

On September 30, 2001, Cornerstone N.C. Operating Limited Partnership, an affiliate of Cornerstone Realty Income Trust, Inc. purchased majority ownership interests in State Street, LLC and State Street I, LLC. The accompanying statement of income and direct operating expenses exclusive of items not comparable to future operations of the properties presents operating results for the above named apartment complexes. Entity expenses have been excluded from financial statement preparation. Since construction of the Legacy Park and Autumn Park properties was not complete at the inception of the financial statement period, occupancy levels and tenant income increased significantly throughout the twelve month period for these properties.

No income or expenses have been recognized in the statement of income and direct operating expenses in connection with the Trinity Commons, Phase II and Saint Andrews Place, Phase II properties.


(Continued)

                      STATE STREET ACQUISITION APARTMENTS
                      -----------------------------------

        NOTES TO THE STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES
        --------------------------------------------------------------
           EXCLUSIVE OF ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
           --------------------------------------------------------
                         OPERATIONS OF THE PROPERTIES
                         ----------------------------

                   TWELVE MONTH PERIOD ENDED AUGUST 31, 2001
                   -----------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICES
--------------------------------------------------

Revenue and Expense Recognition - The accompanying statement of rental
-------------------------------
operations has been prepared using the accrual method of accounting. In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are property depreciation, amortization of organization costs, management fees and entity expenses.

Estimates - The preparation of financial statements in conformity with generally
---------
accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Repairs and Maintenance - Repairs and maintenance costs are expensed as
-----------------------
incurred, while significant improvements, renovations and replacements are capitalized.

Advertising - Advertising costs are expensed in the period incurred.
-----------

Amortization - Financing costs incurred in connection with obtaining permanent
------------
mortgage financing are amortized straight-line over the terms of the applicable loans.

NOTE 3 - CABLE TELEVISION MARKETING FEES
----------------------------------------

The Owner has signed agreements with Time Warner Entertainment for exclusive rights to market cable television services to all five apartment complexes. The agreements, with beginning dates ranging from 1998 through 2001, are for 20 year terms with automatic ten year renewals. The owners have received upfront fees of $700 per unit. Fees collected for the twelve months ended August 31, 2001 totaled $327,600. Fees collected in the current period and previously are recorded as income straight-line over the terms of the applicable agreements, including the renewal periods. Rental and other income includes $26,137 in connection with these agreements for the twelve month period ended August 31, 2001.


(Continued)

                      STATE STREET ACQUISITION APARTMENTS
                      -----------------------------------

        NOTES TO THE STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES
        --------------------------------------------------------------
           EXCLUSIVE OF ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
           --------------------------------------------------------
                         OPERATIONS OF THE PROPERTIES
                         ----------------------------

                   TWELVE MONTH PERIOD ENDED AUGUST 31, 2001
                   -----------------------------------------

NOTE 4 - MORTGAGE INTEREST
--------------------------

Below is a summary of mortgage loans which currently encumber or previously encumbered the properties during the financial statement period. Mortgage interest expense includes a prorata allocation of construction loan interest from the point apartment units are ready for occupancy.

Property                                                                    Interest
Encumbered            Lender            Type of Loan        Term              Rate                   Collateral
----------            -----             ------------        ----            --------                 ----------
Autumn Park         South Trust         Construction/       9-1-99 -       Libor Plus 150       Deed of Trust, furniture
                    Bank National       Permanent           4-1-05         basis points         and equipment, general
                    Association                                            (5.26% at            intangibles and
                                                                           8-31-01)             assignment of rents

Legacy Park         First Union         Construction/       5-16-00 -      1 month Libor        Deed of Trust, security
                    National Bank       Permanent           5-16-05        Plus 1.2 %,          interest in personal
                                                                           (4.96% at            property and assignment
                                                                           8-31-01)             of leases and rents

                    First Union         Construction        7-27-01 -      1 month Libor        Deed of Trust, security
                    National Bank                           7-27-03        Plus 1.5%            interest in personal
                                                                           (5.29% at            property and assignment
                                                                           8-31-01)             of leases and rents

St. Andrews Place   First Union         Construction        Paid           Libor Plus
                    National Bank                           3/29/01        80 basis points


                    9-0-00 -
                    8-31-01                             Net          Mortgage
                   Mortgage         Mortage           Mortgage         Loan
Property           Interest         Interest          Interest        Balance
Encumbered          Total          Capitalized         Expense        8-31-01
----------        ----------       -----------       ----------    ------------
Autumn Park       $931,869          $(268,483)        $663,386      $15,000,000

Legacy Park        397,298           (283,430)         113,868       13,874,609

                     4,820                  -            4,820        1,000,000

St. Andrews Place  491,823                  -          491,823                -

(Continued)

                      STATE STREET ACQUISITION APARTMENTS
                      -----------------------------------

        NOTES TO THE STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES
        --------------------------------------------------------------
           EXCLUSIVE OF ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
           --------------------------------------------------------
                         OPERATIONS OF THE PROPERTIES
                         ----------------------------

                   TWELVE MONTH PERIOD ENDED AUGUST 31, 2001
                   -----------------------------------------

NOTE 4 - MORTGAGE INTEREST, (Continued)
---------------------------------------

Property                                                                  Interest
Encumbered           Lender            Type of Loan        Term           Rate                Collateral
----------           ------            ------------        ----           --------            ----------
St. Andrews Place    Greystone         Permanent           3-29-01 -      6.75%               Deed of Trust,
                     Servicing Corp                        5-1-11                             assignment of rents
                                                                                              and leases, cross
                                                                                              collateralization and
                                                                                              cross default agreements
                                                                                              with Timber Crest and
                                                                                              Trinity Commons

Timber Crest         First Union       Construction        Paid           Variable ranging    Paid
                     National Bank                         3-29-01        from 6.425% to
                                                                          7.6212%

                     Greystone         Permanent           3-29-01 -      6.75%               Deed of Trust,
                     Servicing                             5-1-11                             assignment of rents and
                     Corp                                                                     leases, cross collateral-
                                                                                              ization and cross default
                                                                                              agreements with
                                                                                              St. Andrews Place and
                                                                                              Trinity  Commons

Trinity Commons      South Trust       Construction        Paid           Libor Plus          Paid
                     Bank National                         3-29-01        150 basis
                     Association                                          points

                     9-1-00 -
                     8-31-01                                  Net         Mortgage
                     Mortgage           Mortgage            Mortgage        Loan
Property             Interest           Interest            Interest      Balance
Encumbered            Total            Capitalized          Expense       8-31-01
----------           --------          -----------         ---------    -----------
St. Andrews Place    $ 378,032          $       -          $ 378,032    $ 13,154,155







Timber Crest           495,718                  -            495,718               -



                       441,324                  -            441,324      15,356,480






Trinity Commons        522,399                  -            522,399

                       STATE STREET ACQUISITION APARTMENTS
                       -----------------------------------

        NOTES TO THE STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES
        --------------------------------------------------------------
           EXCLUSIVE OF ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
           --------------------------------------------------------
                         OPERATIONS OF THE PROPERTIES
                         ----------------------------

                   TWELVE MONTH PERIOD ENDED AUGUST 31, 2001
                   -----------------------------------------

NOTE 4 - MORTGAGE INTEREST, (Continued)
---------------------------------------

Property                                                                           Interest
Encumbered                 Lender          Type of Loan            Term              Rate                  Collateral
----------               ---------         ------------          ---------          --------           --------------------
Trinity Commons           Greystone          Permanent           3-29-01 -           6.75%             Deed of Trust,
                          Servicing                              5-1-11                                assignment of rents
                          Corp.                                                                        and leases, cross
                                                                                                       collateralization
                                                                                                       and cross default
                                                                                                       agreements with
                                                                                                       St. Andrews Place
                                                                                                       and Timber Crest
Totals


                                9-1-00 -
                                8-31-01                                   Net              Mortgage
                                Mortgage          Mortgage              Mortgage            Loan
Property                        Interest          Interest              Interest           Balance
Encumbered                        Total           Capitalized            Expense            8-31-01
----------                    -----------         -----------           ----------         ------------
Trinity Commons               $   515,212         $         -           $  515,212         $ 17,927,519
                              ===========         ===========           ==========         ============

Totals                        $ 4,178,495         $  (551,913)          $3,626,582         $ 76,312,763
                              ===========         ===========           ==========         ============

                      Cornerstone Realty Income Trust, Inc.
           Pro Forma Condensed Consolidated Balance Sheet (Unaudited)

The following Unaudited Pro Forma Condensed Consolidated Balance Sheet of Cornerstone Realty Income Trust, Inc. (the "Company") is presented as if Cornerstone NC Operating Limited Partnership which was organized by the Company purchased seven properties from State Street, LLC and State Street I, LLC for $126.2 million on September 30, 2001. The Company issued 1,262,680 preferred and 1,431,590 non-preferred operating partnership units to the seller in conjunction with the acquisition. Two of the properties, with a total of 288 units are currently under construction and are the second phase of two to the five existing properties which were acquired. Since these two properties are under construction, activity relating to these two properties are excluded in this pro forma. The total purchase price excluding the two properties under construction was $100.2 million.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet is presented for comparative purposes only and is not necessarily indicative of what the actual financial position of the Company would have been at September 30, 2001, nor does it purport to represent the future financial position of the Company. This Unaudited Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with, and is qualified in its entirety by, the Company's historical financial statements and notes thereto.

              Pro Forma Condensed Consolidated Balance Sheet as of
                         September 30, 2001 (unaudited)
                                 (In thousands)

                                                                                     State
                                                                Historical           Street                    Total
                                                                  Balance          Pro Forma               Consolidated
                                                                   Sheet          Adjustments                Pro Forma
                                                              -------------------------------------      ------------------
ASSETS
Investment in rental property
   Land                                                             $ 136,063          $ 7,474  (a)          $ 143,537
   Building and improvements                                          782,110           91,323  (a)            873,433
   Furniture and fixtures                                              25,162            1,398  (a)             26,560
                                                              ---------------------------------          ------------------
                                                                      943,335          100,195               1,043,530
   Less accumulated depreciation                                     (119,948)               -                (119,948)
                                                              ---------------------------------          ------------------
                                                                      823,387          100,195                 923,582

   Cash and cash equivalents                                            9,038             (400) (b)
                                                                                           385  (e)
                                                                                           342  (f)              9,365
   Prepaid expenses                                                     2,545              105  (e)              2,650
   Deferred financing costs, net                                        5,057                -                   5,057
   Other assets                                                        16,834              422  (e)             17,256
                                                              ---------------------------------          ------------------
                                                                       33,474              854                  34,328
                                                              ---------------------------------          ------------------

                                                                    $ 856,861        $ 101,049               $ 957,910
                                                              =================================          ==================

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
   Notes payable-unsecured                                           $ 50,000                -                $ 50,000
   Notes payable-secured                                              451,316         $ 77,623  (c)            528,939
   Distributions payable                                                   76                -                      76
   Accounts payable                                                       541              115  (e)                656
   Accrued expenses                                                     9,256              958  (e)             10,214
   Rents received in advance                                              436              119  (e)                555
   Tenant security deposits                                             1,378               62  (e)              1,440
                                                              ---------------------------------          ------------------
                                                                      513,003           78,877                 591,880

Minority interest of unitholders in operating partnership                   -           22,172  (d)             22,172

Shareholders' equity
   Preferred stock                                                      2,694                -                   2,694
   Common stock (47,248 shares issued
    and outstanding)                                                  476,094                -                 476,094
   Deferred compensation                                                  (29)               -                     (29)
   Distributions greater than  net income                            (134,901)               -                (134,901)
                                                              ---------------------------------          ------------------
                                                                      343,858                -                 343,858
                                                              ---------------------------------          ------------------

                                                                    $ 856,861        $ 101,049               $ 957,910
                                                              =================================          ==================

See accompanying notes.

Notes to Pro Forma Condensed Consolidated Balance Sheet (Unaudited)

(a)  Represents the purchase price of the 5 properties.

(b)  Represents the deposit paid by the Company.

(c) Represents the mortgage debt assumed in conjunction with the acquisitions. Mortgage debt of $46 million is at a fixed interest rate of 6.75% and $31 million of mortgage debt is at the market interest rate. The mortgage notes matures at various dates through September 2006. Mortgage notes are due in monthly installments, including principal and interest.

(d) Represents 1,855,384 preferred and non-preferred operating partnership units issued in connection with the acquisition of the five properties at a price of $11.95 per share. The Company issued 838,398 non-preferred operating partnership units in conjunction with the two properties under construction and these are not reflected in the pro forma.

(e)  Represents balances assumed from the prior owner upon acquisition.

(f)  Represents the amount due from the prior owner.

                      Cornerstone Realty Income Trust, Inc.
      Pro Forma Condensed Consolidated Statements of Operations (Unaudited) Nine Months Ended September 30, 2001 and Year Ended December 31, 2000

The following Unaudited Pro Forma Condensed Consolidated Statement of Operations of Cornerstone Realty Income Trust, Inc. (the "Company") is presented as if Cornerstone NC Operating Limited Partnership which was organized by the Company purchased seven properties from State Street, LLC and State Street I, LLC for $126.2 million at the beginning of the periods presented. The Company issued 1,262,680 preferred and 1,431,590 non-preferred operating partnership units to the seller in conjunction with the acquisition. The non-preferred operating partnership units shall convert into preferred operating partnership units on a one-for-one basis after the closing of the transaction, subject to certain conditions. As these conditions have not been met, we have excluded the non-preferred operating partnership units from the Pro Forma Condensed Consolidated Statements of Operations (Unaudited). Two of the properties, with a total of 288 units are currently under construction and are the second phase of two to the five existing properties which were acquired. Since these two properties are under construction, activity relating to these two properties are excluded in this pro forma. The total purchase price excluding the two properties under construction was $100.2 million. In addition to the acquisition, the Unaudited Pro Forma Condensed Consolidated Statement of Operations gives effect to the completion of the Company's tender offer for 12,479,701 of the 12,626,834 Series A Convertible Preferred Share outstanding as if this transaction occurred at the beginning of the periods presented. Of the preferred shares tendered, the holders of 742,168 such shares exchanged two common shares for each preferred share and the holders of 11,737,533 preferred shares exchanged one common share and $12.25 cash for each preferred share. The market price of the comon shares was $10.84 per share.

The Unaudited Pro Forma Condensed Consolidated Statement of Operations assumes the Company qualifies as a real estate investment trust, and distributes at least 95% of its taxable income, and, therefore incurs no federal income tax liability for the periods presented. In the opinion of management, all adjustments necessary to reflect the effects of the transactions have been made. The Unaudited Pro Forma Condensed Consolidated Statement of Operations of the Company are presented for comparative purposes only and are not necessarily indicative of what the actual financial position of the Company would have been for the periods presented if the transactions described above had occurred at the beginning of the periods presented, nor does it purport to represent the future financial position of the Company. This Unaudited Pro Forma Condensed Consolidated Statement of Operations should be read in conjunction with, and is qualified in its entirety by, the Company's historical financial statements and notes thereto.

For the nine months ended September 30, 2001


                                                                    Preferred Stock          Pro Forma           State
                                                     Historical        Conversion              Before            Street
                                                    Statement of       Pro Forma           State Street         Pro Forma
(Amounts in thousands, except per share data)        Operations       Adjustments           Acquisition      Adjustments (g)
                                                  --------------------------------------------------------------------------------

Rental income                                         $ 110,785              -               $ 110,785          $ 6,328

Rental expenses:
          Property and maintenance                       27,984              -                  27,984            2,062
          Taxes and insurance                            12,766              -                  12,766              580
          Property management                             2,134              -                   2,134                -
          General and administrative                      1,346              -                   1,346                -
          Other depreciation                                 19              -                      19                -
          Depreciation of rental property                28,392              -                  28,392                -
          Other                                              38              -                      38                -
                                                  --------------------------------------------------------------------------------

          Total expenses                                 72,679              -                  72,679            2,642

Income before interest income (expense)                  38,106              -                  38,106            3,686

Interest income                                             359         $ (152)  (a)               207                -
Interest expense                                        (20,069)        (3,335)  (b)                             (2,746)
                                                              -            348   (c)           (23,056)               -
                                                  --------------------------------------------------------------------------------

Income before minority interest in operating
   partnership                                           18,396         (3,139)                 15,257              940

Minority interest of unitholders in operating
   partnership                                                -              -                       -                -
                                                  --------------------------------------------------------------------------------

Net income                                               18,396         (3,139)                 15,257              940

Distributions to preferred shareholders                  (7,623)         7,319   (d)              (304)               -
Excess consideration paid over book value for
   preferred stock redemption                           (27,492)        27,492   (e)                 -                -

                                                  --------------------------------------------------------------------------------

Net income available to common shareholders           $ (16,719)      $ 31,672                $ 14,953            $ 940
                                                  ================================================================================

Earnings per common share - basic and diluted           $ (0.40)                              $   0.32
                                                  ==============                       ===============
Weighted average number of common
     shares outstanding                                  42,144          5,252   (f)            47,396                -
                                                  ==============                       ===============





                                                                          Total
                                                   Pro Forma          Consolidated
(Amounts in thousands, except per share data)     Adjustments          Pro Forma
                                                  --------------------------------

Rental income                                             -             $ 117,113

Rental expenses:
          Property and maintenance                        -                30,046
          Taxes and insurance                             -                13,346
          Property management                             -                 2,134
          General and administrative                      -                 1,346
          Other depreciation                              -                    19
          Depreciation of rental property           $ 2,640   (h)          31,032
          Other                                           -                    38
                                                  --------------------------------

          Total expenses                              2,640                77,961

Income before interest income (expense)              (2,640)               39,152

Interest income                                           -                   207
Interest expense                                      2,746   (i)
                                                     (3,210)  (j)         (26,266)
                                                  --------------------------------

Income before minority interest in operating
   partnership                                       (3,104)               13,093

Minority interest of unitholders in operating
   partnership                                         (340)  (k)            (340)
                                                  --------------------------------

Net income                                           (3,444)               12,753

Distributions to preferred shareholders                   -                  (304)
Excess consideration paid over book value for
   preferred stock redemption                             -                     -

                                                  --------------------------------

Net income available to common shareholders        $ (3,444)             $ 12,449
                                                  ================================

Earnings per common share - basic and diluted                              $ 0.26
                                                                    ==============
Weighted average number of common
     shares outstanding                                   -                47,396
                                                                    ==============

For the year ended December 31, 2000

                                                                                      Preferred Stock            Pro Forma
                                                                  Historical             Conversion               Before
                                                                 Statement of            Pro Forma             State Street
(Amounts in thousands, except per share data)                     Operations            Adjustments             Acquisition
                                                         -------------------------------------------------------------------------
Rental income                                                      $ 144,875                    -                  144,875

Rental expenses:
          Property and maintenance                                    35,305                    -                   35,305
          Taxes and insurance                                         16,436                    -                   16,436
          Property management                                          2,685                    -                    2,685
          General and administrative                                   1,749                    -                    1,749
          Other depreciation                                              23                    -                       23
          Depreciation of rental property                             36,295                    -                   36,295
          Other                                                           42                    -                       42
                                                         -------------------------------------------------------------------------

          Total expenses                                              92,535                    -                   92,535

Income before interest income (expense)                               52,340                    -                   52,340

Interest income                                                          611                    -                      611
Interest expense                                                     (17,736)             (12,437)  (b)
                                                                           -                1,770   (c)            (28,403)
                                                         -------------------------------------------------------------------------

Income before gains on sales of investments
   and minority interest of unitholders in
   operating partnership                                              35,215              (10,667)                  24,548

Gains on sales of investments                                         22,930                    -                   22,930
                                                         -------------------------------------------------------------------------

Income before minority interest of unitholders
   in operating partnership                                           58,145              (10,667)                  47,478

Minority interest of unitholders in operating
   partnership                                                             -                    -                        -
                                                         -------------------------------------------------------------------------

Net income                                                            58,145              (10,667)                  47,478

Distributions to preferred shareholders                              (30,305)              30,004   (d)               (301)
Excess consideration paid over book value for
   preferred stock redemption                                              -               27,803   (e)
                                                                                          (27,803)  (e)                  -
                                                         -------------------------------------------------------------------------

Net income available to common shareholders                           27,840               19,337                   47,177
                                                         =========================================================================

Earnings per common share - basic and diluted                         $ 0.77                                        $ 0.96
                                                         ====================                             =================
Weighted average number of common
     shares outstanding                                               36,081               13,222   (f)             49,302
                                                         ====================                             =================



                                                                State                                      (a)
                                                                Street                                    Total
                                                              Pro Forma           Pro Forma            Consolidated
(Amounts in thousands, except per share data)              Adjustments (g)       Adjustments            Pro Forma
                                                         ---------------------------------            -------------
Rental income                                                  $ 8,438                  -                $ 153,313

Rental expenses:
          Property and maintenance                               2,750                  -                   38,055
          Taxes and insurance                                      774                  -                   17,210
          Property management                                        -                  -                    2,685
          General and administrative                                 -                  -                    1,749
          Other depreciation                                         -                  -                       23
          Depreciation of rental property                            -              3,521   (h)             39,816
          Other                                                      -                  -                       42
                                                         ----------------------------------------------------------

          Total expenses                                         3,524              3,521                   99,580

Income before interest income (expense)                          4,914             (3,521)                  53,733

Interest income                                                      -                  -                      611
Interest expense                                                (3,662)             3,662   (i)
                                                                     -             (4,280)  (j)            (32,683)
                                                         ----------------------------------------------------------

Income before gains on sales of investments
   and minority interest of unitholders in
   operating partnership                                         1,252             (4,139)                  21,661

Gains on sales of investments                                        -                  -                   22,930
                                                         ----------------------------------------------------------

Income before minority interest of unitholders
   in operating partnership                                      1,252             (4,139)                  44,591

Minority interest of unitholders in operating
   partnership                                                       -               (541)  (k)               (541)
                                                         ----------------------------------------------------------

Net income                                                       1,252             (4,680)                  44,050

Distributions to preferred shareholders                              -                  -                     (301)
Excess consideration paid over book value for
   preferred stock redemption
                                                                     -                  -                        -
                                                         ----------------------------------------------------------

Net income available to common shareholders                      1,252             (4,680)                  43,749
                                                         ==========================================================

Earnings per common share - basic and diluted                                                               $ 0.89
                                                                                                  =================
Weighted average number of common
     shares outstanding                                              -                  -                   49,302
                                                                                                  =================

See accompanying notes.

 Notes to Pro forma Condensed Consolidated Statement of Operations (Unaudited)
              for the nine months ended September 30, 2001 and for
                        the year ended December 31, 2000

(a) Represents the elimination of the interest income which resulted in the investment of the excess proceeds of the March 2001 secured financing, $75.5 million. This was done in advance to fund the cash portion of the conversion transaction. Interest income is reduced as if the excess proceeds were used in the conversion transaction on January 1, 2001 and not invested at a rate of 4.5%.

(b) Represents the interest incurred on the cash borrowed to effect the conversion transaction for the nine months ended September 30, 2001 and for the year ended December 31, 2000, respectively. The Company funded the cash portion with $100 million on its unsecured line of credit at an interest rate of one month LIBOR plus 120 basis points (7.2%) and $75.5 million in secured financing at an interest rate of 6.99%.

(c) Represents a reduction to interest expense which was incurred from the March 2001 secured financing, $75.5 million. This is replaced with the interest discussed in Note b above. In addition, a portion of the proceeds from this secured financing was used to to pay down the Company's unsecured line of credit balance in the amount of $25.2 million. Interest expense is reduced as if the pay down occcured at the beginning of the periods presented.

(d) Represents the elimination of the preferred dividends as 12,479,701 preferred shares were converted into common shares. After the conversion transaction, 127,974 preferred shares remain outstanding.

(e) Represents excess consideration paid over book value for the preferred shares, including $2.8 million of estimated transaction costs. This amount is eliminated in the pro forma since it is nonrecurring and directly attributable to the conversion transaction.

(f) Represents additional common shares to convert 12,479,701 preferred shares for the nine months ended September 30, 2001 and for the year ended December 31, 2000.

(g) Represents historical revenues and direct operating expenses of the prior owner. Since construction on 2 of the 5 properties was not completed until 2001 and full operations did not commence until 2001 pro forma adjustments were not made for the periods prior to completion.

(h) Represents the depreciation expense of the properties acquired based on the purchase price, excluding amounts allocated to land, for the period of time not owned by the Company. The weighted average life of the property depreciated was 27.5 years and 7 years for furniture and fixtures.

(i) Represents the elimination of the interest expense and amortization of loan costs which was incurred by the prior owner.

(j) Represents the interest expense for the 5 property acquisitions for the period in which the properties were not owned. Interest on the mortgage debt assumed at acquisition was computed based on the current market interest rates (interest rates range from 3.52% to 6.75%) and a fixed interest rate of 6.75% on $46 million.

(k) Represents income applicable to minority interest based on 1,262,680 preferred operating partnership units of Company's operating partnership which was issued in connection with the acquisition of the five properties. This calculation also assumes the Company's tender offer took place at the beginning of the periods presented.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Cornerstone Realty Income Trust, Inc.

                                           By:      /s/  Glade M. Knight
                                                --------------------------------
                                                    Glade M. Knight, President

                                           December 14, 2001

                                 EXHIBIT INDEX

                        Cornerstone Realty Income Trust
                      Form 8-K/A dated December 14, 2001

     The Company agrees to furnish the Securities and Exchange Commission on request a copy of any instrument with respect to long-term debt of the Company or its subsidiaries the total amount of securities authorized under which does not exceed 10% of the total assets of the Company and its subsidiaries on a consolidated basis.


Exhibit Number                              Exhibit
-------------                               -------
10.1                                        Operating Partnership dated October 1, 2001
10.2                                        Membership Interest Contribution Agreement with State Street, LLC and
                                            Schedules for Trinity Commons Apartments, LLC, St. Andrews Place
                                            Apartments, LLC and Timber Crest Apartments, LLC;
10.3                                        Membership Interest Contribution Agreement with State Street, LLC and
                                            Schedules for St. Andrews Place II, LLC
10.4                                        Membership Interest Contribution Agreement with State Street, LLC and
                                            Schedules for Trinity Commons II Apartments, LLC;
10.5                                        Membership Interest Contribution Agreement with State Street I, LLC and
                                            Schedules for Autumn Park Apartments, LLC and Legacy Park Apartments, LLC.
23.1                                        Consent of Independent Auditors